FOR IMMEDIATE RELEASE

Revlon Announces Pricing of Additional 9½% Senior Notes due 2011

NEW YORK, August 11, 2005 – Revlon, Inc. (NYSE: REV) today announced that its wholly-owned subsidiary, Revlon Consumer Products Corporation ("RCPC"), has priced its previously-announced private placement of $80 million principal amount of additional 9½% Senior Notes due 2011 (the "Notes") at 95.25% of par. The Notes will constitute a further issuance of, be of the same series as, and will vote on any matters submitted to noteholders with, the $310 million principal amount of 9½% Senior Notes due 2011 issued by RCPC under an indenture dated as of March 16, 2005.

The net proceeds from the private placement are expected to be used (i) to help fund the Company's previously-announced strategic growth initiatives and for general corporate purposes, and (ii) to pay fees and expenses incurred in connection with the private placement.

The Notes will be sold only to qualified institutional buyers in reliance on Rule 144A, and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended. The proposed issuance of the Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The private placement is expected to close on August 16, 2005. The closing of the private placement is subject to customary closing conditions and there can be no assurances that the private placement will be consummated.

About Revlon

Revlon Consumer Products Corporation is a wholly-owned subsidiary of Revlon, Inc., a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to become the world's most dynamic leader in global beauty and skin care. Websites featuring current product and promotional information can be reached at www.revlon.com and www.almay.com. Corporate investor relations information can be accessed at www.revloninc.com. The Company's brands, which are sold worldwide, include Revlon®, Almay®, Ultima®, Charlie®, Flex®, and Mitchum®.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about plans, strategies, beliefs and expectations of Revlon, Inc. and RCPC (together, the "Company"), are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events, including RCPC's plans to conduct the proposed private placement and to use the proceeds therefrom to help fund its strategic growth initiatives, for general corporate purposes and to pay fees and expenses incurred in connection with the private placement. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, 2005 Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2005 (which may be viewed on the SEC's website at http://www.sec.gov or on Revlon, Inc.'s website at http://www.revloninc.com), as well as difficulties, delays, unexpected costs or the inability of RCPC to consummate, in whole or in part, the proposed private placement or to use the proceeds therefrom to help fund its strategic growth initiatives or for general corporate purposes and/or to pay fees and expenses incurred in connection with the private placement. Factors other than those referred to above could also cause the Company's results to differ materially from expected results.

Investor Relations Contact:	Media Contact:
Maria A. Sceppaguercio (212) 527-5230	Scott Behles (212) 527-4718